Exhibit 99.1
VIASPACE Presents its Fuel Cell Cartridge Manufacturing & Distribution Strategy at Singapore
Battery/Fuel Cell Conference

PASADENA, Calif., May 30, 2007 – VIASPACE Inc. (OTC Bulletin Board: VSPC - News), a company commercializing proven technologies from NASA and the US Department of Defense into hardware and software solutions, announced that Mr. Gary Miller, Vice President for Business Development at the company’s Direct Methanol Fuel Cell Corporation subsidiary presented the company’s innovative disposable fuel cartridge manufacturing and distribution strategy for fuel cell-powered portable electronics at the Asia Battery/Fuel Cell Markets conference held in Singapore on May 29-30. Mr. Miller also chaired a technical session at the conference yesterday.

Presenters and sponsors for the Asia Battery/Fuel Cell Markets conference include BASF Fuel Cell, Lenovo, Frost & Sullivan, Nissan Motor Co., the Institute of Fuel Cell Technology, and VIASPACE subsidiary Direct Methanol Fuel Cell Corporation.

At the event, market research firm Frost & Sullivan reported on fuel cell markets and development trends, focusing on commercialization of fuel cells for portable devices, emerging fuel cell markets and implications for the energy industry. According to its recent report entitled, “World Micro Fuel Cell Market for Consumer Portable Devices”, the market is expected to produce 72.0 million unit shipments by 2010, with that figure quadrupling by 2013 due to a ramp-up in commercialization. Frost & Sullivan asserts that micro fuel cell technology represents a significant advance with immense potential to meet rising consumer demand for increased power, longer run times and a safer power option for these devices.

VIASPACE subsidiary Direct Methanol Fuel Cell Corporation (DMFCC) is engaged in developing, manufacturing, distributing and obtaining safety certification for disposable methanol fuel cartridges to provide the energy source for laptop computers, cell phones and other portable electronic devices powered by direct methanol fuel cells. DMFCC is establishing a leadership position in this growing market by providing the global fuel cartridge manufacturing, distribution and sales infrastructure the industry requires. The company has licensed a large intellectual property portfolio including 59 issued and 59 pending patents on direct methanol fuel cell technology from Caltech and the University of Southern California. DMFCC offers patent protection for OEMs and manufacturers of direct methanol and other liquid hydrocarbon fuel cells.

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com

Investor Relations contact:
Dr. Jan Vandersande, Director of Communications
800-517-8050
IR@VIASPACE.com

Press contact:
Dr. Carl Kukkonen, CEO
626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.